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                                                                    EXHIBIT 22.1

                             GREENBRIAR CORPORATION
                         ALL ENTITIES AS OF MARCH 1997


1.   Altman Nursing, Inc
2.   American Care Communities, Inc.
3.   American Care Communities of Florida, Inc.
4.   American Care Communities of Sanford, Inc.
5.   American Care Properties I, Inc.
6.   American Country Time, Inc.
7.   Assisted Lending, Inc.
8.   Berne Village, Inc.
9.   CareAmerica, Inc.
10.  Carolina Care Communities, Inc.
11.  Complete Corporation*
12.  Crown Pointe Development - Corona (LP)
13.  Crown Pointe, Inc.
14.  Equivest Fairington, Ltd.
15.  Equivest, Inc.
16.  Equivest Oak Tree, Ltd.
17.  Equivest West, Inc.*
18.  Graybrier, Inc.
19.  Greenbriar Corporation
20.  Greenbriar Payroll Company
21.  Harlingen Retirement LC
22.  Hermiston Assisted Living, Inc.
23.  King City Retirement Corporation
24.  Lake James, Inc.
25.  Lewiston Group LLC
26.  Liberty Acquired Brain Injury Habilitation Services, Inc.
27.  Lincolnshire Partners
28.  Medical Concepts, Inc.*
29.  MRC Assisted Living, Inc.
30.  Neawanna By The Sea Limited Partnership
31.  Oak Harbor Retirement Center, Inc.
32.  Oak Harbor Retirement Center LP
33.  Oak Park-Clermont, Inc.
34.  Paradise-Greenbriar, Inc.
35.  Remuda Acquisition Corp.
36.  Retirement Housing Associates (LP)
37.  Rhoades/Powell, Inc.
38.  Rose Arbor of Ocala, Inc.
39.  Rose Garden Estates LLC
40.  Rose Manor of Cary, Inc.
41.  Rose Tara Plantation, Inc.
42.  Rose Terrace of Wendell, Inc.
43.  Roswell Retirement Ltd. Co.
44.  Roswell Senior Apartments Ltd. Co.
45.  RRSP, Inc.
46.  Sweetwater Springs Group, LLC
47.  Tara Management, Inc.
48.  The Briarcliff at Texarkana, Inc.
49.  The Denison-Greenbriar Inc.
50.  The Greenbriar at Muskogee, Inc.
51.  The Greenbriar at Sherman, Inc.
52.  The Terrace Retirement, Inc.
53.  Villa Del Rey-Roswell Limited Partnership
54.  Villa Del Rey-Seaside, Inc.
55.  VLS & Associates, Inc.
56.  Wedgwood Corporation
57.  Wedgwood Retirement Inns, Inc.
58.  Woodmark at Steel Lake LLC
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* inactive